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                                                                  EXHIBIT 15.1

June 11, 1998

To the Stockholders and Board of Directors of United Stationers Inc.

     We are aware of the incorporation by reference in the Registration Statement (Form S-4) of United Stationers Supply Co. dated June 12, 1998 for the registration of $100,000,000 of 8-3/8% Senior Subordinated Notes due 2008 of our report dated April 24, 1998 relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. that are included in its Form 10-Q for the quarter ended March 31, 1998.

                                      /s/ Ernst & Young LLP